ADDENDUM

ADDENDUM to that certain Investment Agreement (the "Agreement") between Kallo, Inc., a Nevada corporation ("Kallo") and Kodiak Capital Group, LLC ("Kodiak") dated September 26, 2012.

WHEREAS, the Agreement provided that no modification thereof could be made unless an amendment thereto was executed in writing; and,

WHEREAS, the parties agreed verbally that 2,000,000 restricted shares of common stock should be escrowed and subsequently thereto to be delivered by Kallo to Kodiak; and,

WHEREAS, this Addendum is intended to modify the Agreement and provide for the delivery of 2,000,000 restricted shares of common stock to Kodiak as part of the consideration for the Agreement.

NOW THEREFORE, in consideration of the mutual promises contained in the Agreement and this Addendum thereto, the parties thereto ratify and approve the delivery of 2,000,000 restricted shares of common stock of Kallo to Kodiak as part and parcel of the consideration for the Agreement aforesaid.

THAT FUTHER, all other provisions of the Agreement are ratified and readopted and given full faith and credit.

IN WITNESS WHEREOF, the parties have executed this Addendum this 18th day of July, 2013.

KODIAK CAPITAL GROUP, LLC

By: ______________________________

Ryan C. Hodson, Managing Director

KALLO, INC.

By: ______________________________

John Cecil, Chief Executive Officer